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                                                     EXHIBIT NO. 99.9(b)

                         MASSACHUSETTS INVESTORS TRUST
              500 BOYLSTON STREET o BOSTON o MASSACHUSETTS o 02116









                                    September 7, 1993




MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

         This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated August 1, 1985, as modified by a letter agreement dated December 31, 1992, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

         Please indicate your acceptance of the foregoing by signing below.

                                    Sincerely,

                                    MASSACHUSETTS INVESTORS
                                      TRUST




                                    By:  W. THOMAS LONDON
                                         W. Thomas London
                                         Treasurer


Accepted and Agreed:

MFS SERVICE CENTER, INC.



By:      JAMES E. RUSSELL
         James E. Russell
         Treasurer
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                                                     ATTACHMENT 1
                                                     SEPTEMBER 7, 1993



                          EXHIBIT B TO THE SHAREHOLDER
                       SERVICING AGENT AGREEMENT BETWEEN
                       MFS SERVICE CENTER, INC. ("MFSC")
                 AND MASSACHUSETTS INVESTORS TRUST (THE "FUND")



1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.15% of the first $500 million of the assets of the series attributable to such class;
         0.12% of the second $500 million of the assets of the series attributable to such class;
         0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.22% of the first $500 million of the assets of the series attributable to such class;
         0.18% of the second $500 million of the assets of the series attributable to such class;
         0.13% over $1 billion of the assets of the series attributable to such class.